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                                                                      Exhibit 99

                            [CUSTOMEDIX LETTERHEAD]

NEWS
RELEASE

                              Summary: Customedix Corp. (AMEX:CUS Board approves merger

                              Company contact:   Joseph MacDougald
                                                 Director of Investor Relations
                                                 (203) 284-9079


FOR IMMEDIATE RELEASE:

WALLINGFORD, CONNECTICUT, June 10, 1996....CUSTOMEDIX CORPORATION (AMEX: CUS)
announced today that its Board of Directors had approved a merger between the Corporation and a newly-formed entity owned by Dr. Gordon Cohen, Chairman of the Board and Chief Executive Officer of Customedix, and a partnership comprised of certain trusts for the benefit of members of the Cohen family. Under the terms of the merger, all stockholders of CUSTOMEDIX, other than Dr. Cohen and the Cohen family partnership, would receive $2.375 for each share of CUSTOMEDIX stock owned by them. Consummation of the merger is subject, among other things, to approval by the CUSTOMEDIX stockholders.